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                   SUBLEASE MODIFICATION AND EXTENSION AGREEMENT

     THIS AGREEMENT made as of the 28 day of February 1996, by and between OLDE HOLDING COMPANY, a New Jersey corporation, having an address at 100 Corporate Drive, Mahwah, New Jersey 07430 ("Sublandlord") and COMPONENT REMANUFACTURING SPECIALISTS, INC., a New Jersey corporation, having an office at 400 Corporate Drive, Mahwah, New Jersey 07430 ("Subtenant").

                           W I T N E S S E T H:

     WHEREAS, Sublandlord (previously named Troll Associates, Inc.), as sublandlord, and Subtenant, as subtenant, entered into a certain sublease dated as of May 10, 1994 (hereinafter the "Sublease") covering the premises (hereinafter called the "Demised Premises") consisting of sixty-three thousand (63,000) square feet located at the Building at 400 Corporate Drive, Mahwah, New Jersey, as more particularly described in the Sublease; and

     WHEREAS, Subtenant desires to let from Sublandlord an additional twenty-nine thousand nine hundred forty (29,940) square feet located in the Building as shown on EXHIBIT "A-1" attached hereto (hereinafter called the "Additional Premises"); and

     WHEREAS, in connection therewith, Sublandlord and Subtenant desire to further modify and extend the Sublease;

     NOW, THEREFORE, for and in consideration of the premises, the Sublease and the mutual covenants and agreements hereinafter contained, the parties covenant and agree as follows:

     1. Sublandlord and Subtenant agree to extend the initial term of the Sublease, upon the same terms, covenants, and conditions as are contained in the Sublease, as amended hereby, from the date it would otherwise expire for a period of six (6) years commencing on the Effective Date (as hereinafter defined) and ending on the date that is six (6) years after the Effective Date.

     2. As of the Effective Date, the Sublease is hereby amended by adding the Additional Premises as delineated on EXHIBIT "A-1" attached hereto and made a part hereof to the Existing Premises (the Existing Premises and the Additional Premises, hereinafter collectively referred to as the "Demised Premises," will consist of approximately ninety-two thousand nine hundred forty (92,940) rentable square feet comprised of seven thousand six hundred twenty (7,620) square feet of office space, eighty-four thousand sixty (84,060) square feet of warehouse space, and one thousand two hundred sixty (1,260) square feet of production space). As of the Effective Date, reference in the Sublease to the Demised Premises shall mean the Demised Premises as amended in the preceding sentence.

     3. As of the Effective Date, Common Area Maintenance Changes as set forth in Article 1.06H of the Sublease is hereby increased from forty-three (43%) percent to sixty-three

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(63%) percent.

     4. Article 1.01J of the Sublease is hereby deleted and of no further force and effect, and the following is substituted in its place and stead:
"Expiration Date:  The date which is the date immediately preceding the sixth
(6th) anniversary of the Effective Date, unless the Term is extended by Subtenant as herein provided."

     5. The Fixed Rent (payable in accordance with Article 1.01L of the Sublease) shall be increased to the following (subject to Article 8 of this Lease Modification and Extension Agreement):

     EXISTING PREMISES

     From the date hereof
     through June 30, 1997         $4.75 per sq. ft.        $24,937.50 per month

     July 1, 1997 through
     June 30, 1999                 $5.25 per sq. ft.        $27,562.50 per month

     July 1, 1999 through
     the date that is 72 months
     after the Effective Date      $5.32 per sq. ft.        $28,612.50 per month

     ADDITIONAL PREMISES

     From the Effective Date
     through the date that is
     30 days after the Effective
     Date                          $  0 per sq. ft.         $  0

     From the date that is 31
     days after the Effective
     Date through June 30, 1997    $5.58 per sq. ft.        $13,922.10 per month

     From July 1, 1997
     through December 31, 1998     $6.00 per sq. ft.        $14,970.00 per month

     From January 1, 1999
     through the date that is
     72 months after the
     Effective Date                $6.20 per sq. ft.        $15,469.00 per month

     6. As of the Effective Date, Article 1.01S of the Sublease is hereby deleted and of no further force and effect, and the following is substituted in its place and stead:

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     "S. Real Estate Taxes:  The percentage of the real estate taxes, charges and all other similar charges and impositions imposed upon the Building and the Land, by any governmental body or authorities or any tax, charge, or imposition imposed in substitution thereof or in addition thereto, which percentage is arrived at by a comparison of the total office, production, and warehouse space in the Demised Premises to the total office, production, and warehouse space in the Building, and calculated in accordance with the following formula which shall be adjusted to reflect any change in assessment of the Building or Demised Premises:

          For purposes of this formula, warehouse space shall have a designated factor of one (1), production space shall have a designated factor of one and one-half (1.5), and office space shall have a designated factor of two (2).

          (1) The factors shall be multiplied by the square footage of warehouse, production, and office space in the Building to determine the total Building space as follows:

          BUILDING

          Warehouse:     _____________   sq. ft. X 1 =  _________________
          Production: ________________   sq. ft. X 1.5 =  _______________
          Office: ____________________   sq. ft. X 2 =  _________________

                   Building Total: ______________________

          (2) The factors shall be multiplied by the square footage of warehouse, production, and office space in the Demised Premises to determine the total Demised Premises space as follows:

          DEMISED PREMISES

          Warehouse:     _____________   sq. ft. X 1 =  _________________
          Production: ________________   sq. ft. X 1.5 =  _______________
          Office: ____________________   sq. ft. X 2.0 =  _________________

                   Demised Premises Total: ______________________


          (3) The Demised Premises Total shall be divided by the Building Total as follows:

               Demised Premises Total/Building Total.

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          (4)  The resulting percentage shall represent the Subtenant's percentage of Real Estate Taxes and shall be multiplied by the total real estate taxes, assessments, charges, and other similar charges imposed upon the Building and Land.

          (5)  Example:

          BUILDING

          Warehouse:   104,000 sq. ft x 1 =     104,000
          Production:   31,700 sq. ft x 1.5 =    47,550
          Office:       11,300 sq. ft x 2 =      22,600
                                                -------

               Building Total:                  174,150

          DEMISED PREMISES

          Warehouse:    84,060* sq. ft x 1 =     84,060
          Production:    1,260* sq. ft x 1.5 =    1,890
          Office:        7,620* sq. ft x 2 =     15,240
                                               --------

               Demised Premises Total:          101,190

          PERCENTAGE

          DEMISED PREMISES TOTAL                101,190 =.58
                                                -------
          Building Total                        174,150

          Real Estate Taxes for Land and Building = $50,000.00 per year

          Subtenant's Share = .58 x $50,000.00 = $29,000 per year

*Subject to verification.

     7. The security deposit referred to in Article 1.01V of the Sublease shall be increased from Forty-Seven Thousand Eight Hundred Seventy-Five and 00/100 ($47,875.00) Dollars to Sixty-One Thousand Seven Hundred Ninety-Seven and 10/100 ($61,797.10) Dollars. Upon execution of this Lease Modification and Extension Agreement by both parties, Subtenant shall deposit with Sublandlord the sum of Thirteen Thousand Nine Hundred Twenty-Two and 10/100 ($13,922.10) Dollars representing such increase. The additional security deposits shall be returned to Subtenant over the twelve (12) month period following the Effective Date, by Landlord's applying a credit of One Thousand One Hundred Sixty and 18/100 ($1,160.18) Dollars per month against Fixed Rent as set forth in Article 5 of this Lease Modification and Extension Agreement.

     8. The Sublease is hereby amended by deleting each reference to "New Jersey Department of Environmental Protection and Energy" and "NJDEPE" and by substituting "New

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Jersey Department of Environmental Protection" and "NJDEP" in their place and stead respectively.

     9. At the expiration of the Term, as herein extended, Subtenant shall continue to have the two (2) options to extend the term for an additional five
(5) years per option pursuant to the terms and conditions as set forth in
Article 16 of the Sublease.

     10. Notwithstanding anything to the contrary, Article 16.03 of the Sublease which states as follows: "If Subtenant does not exercise its option to extend the initial Term for the first five (5) year renewal option, Subtenant shall, upon expiration of Subtenant's option period to elect to extend with Subtenant not so electing to extend this Sublease, pay Sublandlord $30,000.00 as reimbursement towards Sublandlord's Work, provided that the Sublease has not been terminated earlier by reason of fire, casualty, or condemnation" is hereby deleted and of no further force and effect.

     11. Article 31 of the Sublease entitled "Notices" is hereby modified by deleting "James R. Crane, CEO, 15 Arrow Road, Ramsey, New Jersey 07446,
telephone (   )   -    , telefax (   )   -        "and by substituting the
following in its place and stead: Michael Lepore, CEO, 400 Corporate Drive, Mahwah, New Jersey 07430, telephone (201) 512-1700, telefax (201) 512-1224."

     12. Article 32.01 of the Sublease is hereby deleted and of no further force and effect, and the following is substituted in its place and stead:
"Sublandlord shall provide Subtenant with a total of one hundred thirty-one
(131) designated and exclusive parking spaces as depicted on the Parking Plan attached hereto as EXHIBIT "B-1".

     13. Sublandlord shall, within thirty (30) days of the date hereof, provide Subtenant with fully executed Subordination, Recognition and Non-Disturbance Agreements from the current Superior Mortgagee and Superior Lessor, substantially in the forms annexed hereto as EXHIBIT "C-1" ("Non-Disturbance Agreements") and shall provide reasonably comparable Non-Disturbance Agreements from any future Superior Mortgagee or Superior Lessor.

     14. Delivery of Possession shall be deemed to have occurred on the date (the "Effective Date") which is the latest of the following:

          (a) Date of delivery to Subtenant of a certificate of occupancy for the Additional Premises; however, Landlord may deliver a temporary certificate of occupancy or use permit permitting occupancy of the Additional Premises by Subtenant instead of a permanent certificate of occupancy, provided Landlord shall be responsible to obtain the permanent certificate of occupancy prior to expiration of the temporary certificate of occupancy or use permit);

          (b)  Date of completion of Sublandlord's Work; and


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          (c)  The Additional Premises shall have been delivered to Subtenant free of all tenancies, occupancies, and Subleases (other than the Sublease, as herein modified).

     15. Sublandlord agrees that, prior to the Effective Date, Sublandlord will perform or cause to be performed all of the work (hereinafter called "Sublandlord's Work") in the Additional Premises in accordance with EXHIBIT "D-1" attached hereto and made a part hereof.

     16.  The Scheduled Effective Date shall be April 1, 1996.

     17. If Delivery of Possession fails to occur by the Scheduled Effective Date, then Subtenant may at its option: (i) waive such requirement; (ii) extend from time to time the Scheduled Effective Date; or (iii) commence or complete all or any portion of Sublandlord's Work (as hereinafter defined) at any time after the Scheduled Effective Date (as same may be extended pursuant to subsection (ii) above) by sending written notice to Sublandlord of its intention to do so, in which event, Subtenant may deduct the reasonable and necessary cost and expense thereof from Fixed Rent and Additional Charges due Sublandlord.
Upon receiving such notice of Subtenant's intention, Sublandlord shall cease doing any work which would, in any way, interfere with Subtenant's completion of Sublandlord's Work. In the event the Effective Date is earlier than or later than the Scheduled Effective Date, the parties agree to execute an agreement confirming the Effective Date.

     18. Landlord shall install a separate electric submeter for the Additional Premises as part of Sublandlord's Work. The cost of water and gas utilities for the Additional Premises will be equitably apportioned for the Additional Premises based on Tenant's usage.

     19. Each party represents and warrants to the other party that it has dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation and letting of the Additional Premises or the execution and delivery of this Sublease Modification and Extension Agreement except S & P Realty and David Houston & Co. (collectively, the "Brokers"). Sublandlord agrees to pay the Brokers. Each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage or other commission which may at any time be asserted against the indemnified party founded upon a claim that the substance of the aforesaid representation and agreement of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

     20. All capitalized terms used in this Sublease Modification and Extension Agreement and not otherwise defined or redefined herein shall have the same meaning as previously given in the Sublease. All capitalized terms which are defined herein and used in the Sublease shall have the new meaning ascribed to such terms in this Sublease Modification and Extension Agreement.

     21. Except as herein amended, the Sublease is hereby ratified and confirmed and shall

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continue in full force and effect and all the terms, covenants and conditions contained in the Sublease shall remain in full force and effect.

     22. This Sublease Modification and Extension Agreement shall bind and inure to the benefit of, and may be enforced by, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     23. The Sublease, as hereby modified, contains the entire agreement between the parties and cannot be changed, modified or amended unless such change, modification, amendment is in writing and executed by the party against which the enforcement of the change, modification or amendment is sought.

     24. In the event of any conflict between the terms of the Sublease and this Sublease Modification and Extension Agreement, the terms of this Sublease Modification and Extension Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.


ATTEST:                                      OLDE HOLDING COMPANY

                                             By:
--------------------------------                 -------------------------------
Marvin Schecter, Secretary                       Marian Schecter, President


WITNESS:                                     COMPONENT REMANUFACTURING
                                             SPECIALISTS, INC.

                                             By:
---------------------------------                -------------------------------
                                                 Printed Name:
                                                              ------------------
                                                 Its:
                                                     ---------------------------

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